Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rick Pauls, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)

the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 of DiaMedica Therapeutics Inc. (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DiaMedica Therapeutics Inc.

Dated: August 10, 2026

/s/ Rick Pauls
Rick Pauls
President and Chief Executive Officer
(Principal Executive Officer)